J.P. Morgan Fleming Mutual Fund Group, Inc.
JPMFMFG held a special meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees.
The complete Board of Trustees was elected by the shareholders of all of the series of JPMFMFG, including Mid Cap Value
Fund. The results of the voting were as follows:

Votes Received
(Amounts in
thousands)
John F. Finn

  In Favor
248,045
  Withheld
2,166
Dr. Matthew Goldstein

  In Favor
247,867
  Withheld
2,343
Robert J. Higgins

  In Favor
193,893
  Withheld
56,317
Frankie D. Hughes

  In Favor
247,973
  Withheld
2,237
Peter C. Marshall

  In Favor
247,787
  Withheld
2,423
Mary E. Martinez

  In Favor
247,969
  Withheld
2,241
Marilyn McCoy

  In Favor
248,057
  Withheld
2,153
Mitchell M. Merin

  In Favor
248,056
  Withheld
2,154
William G. Morton, Jr.

  In Favor
247,904
  Withheld
2,306
Robert A. Oden, Jr.

  In Favor
247,855
  Withheld
2,355
Marian U. Pardo

  In Favor
248,110
  Withheld
2,101
Frederick W. Ruebeck

  In Favor
247,773
  Withheld
2,437
James J. Schonbachler

  In Favor
247,959
  Withheld
2,251